Exhibit 99.2

ECOLAB INC.

SUPPLEMENTAL REVISED CONSOLIDATED STATEMENT OF INCOME FOR EACH OF THE
THREE MONTH PERIODS ENDED MARCH 31, JUNE 30, SEPTEMBER 30 AND
DECEMBER 31, 2019, THE TWELVE MONTHS ENDED DECEMBER 31, 2019 AND THE
THREE MONTH PERIOD ENDED MARCH 31, 2020

(unaudited)

(millions)	2019					2020

	Three Months Ended March 31	Three Months Ended June 30	Three Months Ended September 30	Three Months Ended December 31	Twelve Months Ended December 31	Three Months Ended March 31
Product and equipment sales	$2,359.8	$2,560.0	$2,591.8	$2,617.4	$10,129.0	$2,424.0
Service and lease sales	564.9	609.1	632.2	626.8	2,433.0	596.6
Net sales	2,924.7	3,169.1	3,224.0	3,244.2	12,562.0	3,020.6
Product and equipment cost of sales	1,340.6	1,422.1	1,413.0	1,441.8	5,617.5	1,364.7
Service and lease sales	334.9	358.2	367.9	367.3	1,428.3	355.5
Cost of sales (including special charges (a))	1,675.5	1,780.3	1,780.9	1,809.1	7,045.8	1,720.2
Selling, general, and administrative expenses	896.1	900.0	869.2	885.5	3,550.8	908.3
Special (gains) and charges	39.5	24.4	24.9	31.4	120.2	15.9
Operating income	313.6	464.4	549.0	518.2	1,845.2	376.2
Other (income) expense (including special charges (b))	(21.2)	(20.9)	(20.8)	(14.1)	(77.0)	(15.4)
Interest expense, net (including special charges (c))	49.3	49.2	46.1	46.1	190.7	48.3
Income before income taxes	285.5	436.1	523.7	486.2	1,731.5	343.3
Provision for income taxes	29.9	88.8	83.4	86.5	288.6	47.0
Net income from continuing operations, including noncontrolling interest	255.6	347.3	440.3	399.7	1,442.9	296.3
Net income from continuing operations attributable to noncontrolling interest	4.0	3.9	4.4	5.0	17.3	4.3
Net income from continuing operations attributable to Ecolab	251.6	343.4	435.9	394.7	1,425.6	292.0
Net income from discontinued operations, net of tax	44.9	25.2	28.3	34.9	133.3	(8.6)
Net income attributable to Ecolab	$296.5	$368.6	$464.2	$429.6	$1,558.9	$283.4

Earnings attributable to Ecolab per common share
Basic
Continuing operations	$0.87	$1.19	$1.51	$1.37	$4.95	$1.01
Discontinued operations	$0.16	$0.09	$0.10	$0.12	$0.46	($0.03)
Earnings attributable to Ecolab	$1.03	$1.28	$1.61	$1.49	$5.41	$0.98

Diluted
Continuing operations	$0.86	$1.18	$1.49	$1.35	$4.87	$1.00
Discontinued operations	$0.15	$0.08	$0.10	$0.12	$0.46	($0.03)
Earnings attributable to Ecolab	$1.01	$1.26	$1.59	$1.47	$5.33	$0.97

Weighted-average common shares outstanding
Basic	288.2	287.6	288.1	288.3	288.1	288.8
Diluted	292.3	292.1	292.8	292.6	292.5	292.6

Diluted Earnings per Share from continuing operations attributable to Ecolab
GAAP diluted EPS from continuing operations	$0.86	$1.18	$1.49	$1.35	$4.87	$1.00
Special (gains) and charges, after tax	0.11	0.09	0.08	0.16	0.44	0.06
Discrete tax net expense (benefit)	(0.09)	-	(0.05)	(0.06)	(0.20)	(0.07)
Non-GAAP adjusted diluted EPS from continuing operations	$0.88	$1.27	$1.52	$1.45	$5.12	$0.99

(a)	Total cost of sales includes special charges of $3.6, $7.9, $11.3, and $15.7 in the three months ended March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019, respectively, and $9.1 in the three months ended March 31, 2020 which are recorded in Product and equipment cost of sales.
(b)	Other (income) expense includes special charges of $9.5 in the three months ended December 31, 2019.
(c)	Net interest expense includes special charges of $0.2 in the three months ended March 31, 2019.

Notes:

Per share amounts do not necessarily sum due to rounding.

The revised Consolidated Statement of Income for each of the three months ended March 31, 2019, June 30, 2019, September 30, 2019, and December 31, 2019, the twelve months ended December 31, 2019 and the three months ended March 31, 2020 reflect the historical results of ChampionX as discontinued operations for the periods presented.

The revised diluted earnings per share (“EPS”) table includes financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”), including revised non-GAAP adjusted diluted EPS. The table above provides a reconciliation of diluted earnings per share, as revised, to the non-GAAP measure of adjusted diluted earnings per share. We use this non-GAAP measure internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of this measure provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results. This non-GAAP financial measure is not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating our business. We recommend that investors view this measure in conjunction with the GAAP measure included in the table.